UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 14, 2004

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Gulf Street, Lamar, Missouri		64759-1899
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (417) 682-3322

Item 5.         Other Events.

        On July 14, 2004, O’Sullivan Industries Holdings, Inc. issued a press release announcing the appointment of Mr. Michael D. Orr as its new Executive Vice President - Operations. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

         In connection with the employment of Mr. Orr, O’Sullivan Industries Holdings, Inc. and O’Sullivan Industries, Inc. have entered into a one-year employment agreement with him providing terms of employment, compensation, benefits, and severance provisions. O’Sullivan also entered into an Executive Stock Agreement with Mr. Orr, pursuant to which it has issued 5,000 shares of its Series C Preferred Stock, 46,090 shares of its Series B Junior Preferred Stock and 116,904 shares of its Class B Common Stock. Further, O’Sullivan Industries Holdings, Inc. executed an Indemnification Agreement with Mr. Orr substantially identical to the form of agreement in place with its other directors and executive officers.

Item 7.        Financial Statments, Pro Forma Financial Information and Exhibits.

(c) Exhibits

10.1	Employment Agreement dated as of June 23, 2004 between O’Sullivan Industries, Inc., O’Sullivan Industries Holdings, Inc. and Michael D. Orr

10.2	Executive Stock Agreement dated as of June 1, 2004 between O’Sullivan Industries Holdings, Inc., Michael D. Orr and Bruckmann, Rosser, Sherrill & Co. II, L.P.

99	Press Release, dated July 14, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: July 14, 2004	/s/ Stuart D. Schotte
Stuart D. Schotte Senior Vice President of Operations